Exhibit 5.2

Simpson Thacher & Bartlett LLP
425 LEXINGTON AVENUE
NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000
FACSIMILE: +1-212-455-2502

May 30, 2018

L3 Technologies, Inc.
600 Third Avenue
New York, New York 10016

Ladies and Gentlemen:

We have acted as counsel to L3 Technologies, Inc., (formerly known as L-3 Communications Corporation) a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-212152) (as amended, the “Registration Statement”) filed by the Company, the subsidiaries of the Company named on Schedule I attached hereto (each, an “Existing Guarantor” and collectively, the “Existing Guarantors”), the Delaware subsidiaries of the Company named on Schedule II attached hereto (each, a “New Delaware Guarantor” and collectively, the “New Delaware Guarantors”), and the non-Delaware subsidiaries of the Company named on Schedule III attached hereto (each, a “New Non-Delaware Guarantor” and collectively, the “New Non-Delaware Guarantors,” and taken with the New Delaware Guarantors, the “New Guarantors,” and, taken together with the Existing Guarantors, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the New Guarantors of the guarantees (the “New Guarantees”) to be issued in connection with an indeterminate amount of senior debt securities (the “Senior Debt Securities”) that may be issued by the Company. The New Guarantees will be issued under the Indenture, dated as of May 21, 2010, as supplemented to the date hereof, including by the Ninth Supplemental Indenture dated as of March 29, 2018 (the “Ninth Supplemental Indenture” and collectively, the “Indenture”), among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

We have examined the Registration Statement and the Indenture (including the form of Guarantee set forth therein), which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined, and relied as to matters of fact upon, the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the New Guarantors.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In rendering the opinion set forth below, we have assumed that the Indenture is the valid and legally binding obligation of the Trustee. We have assumed further that (i) at the time of the issuance of the Senior Debt Securities and the New Guarantees, the Company and the New Guarantors will be validly existing, (ii) the New Non-Delaware Guarantors have duly authorized, executed and delivered the Ninth Supplemental Indenture and (iii) the execution, issuance, delivery and performance, as applicable, by each of Company and the New Guarantors of the Indenture, the Senior Debt Securities and the New Guarantees, as applicable, do not and will not violate the law of its jurisdiction of organization or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and will not breach or violate any agreement or instrument which is then binding upon the Company or the New Guarantors.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, assuming (a) the taking of all necessary corporate, limited liability company or limited partnership action to approve the issuance and terms of the New Guarantees and the terms of the offering thereof by each New Guarantor, (b) the due execution, authentication, issuance and delivery of the Senior Debt Securities underlying such New Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by each New Guarantor and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due issuance of such New Guarantees, such New Guarantees will constitute valid and legally binding obligations of the New Guarantors enforceable against the New Guarantors in accordance with their terms.

Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.  In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 12.13 of the Indenture relating to the severability of provisions of the Indenture.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

EXISTING GUARANTORS

Electrodynamics, Inc., an Arizona corporation
Interstate Electronics Corporation, a California corporation
L3 Advanced Programs, Inc. (f/k/a L-3 Advanced Programs, Inc.), a Delaware corporation
L3 Applied Technologies, Inc. (f/k/a L-3 Applied Technologies, Inc.), a Delaware corporation
L3 Chesapeake Sciences Corporation (f/k/a L-3 Chesapeake Sciences Corporation), a Maryland corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L3 Aviation Products, Inc., a Delaware corporation (f/k/a L-3 COMMUNICATIONS AVIONICS SYSTEMS, Inc.)
L3 Cincinnati Electronics Corporation (f/k/a L-3 Communications Cincinnati Electronics Corporation), an Ohio corporation
L3 Electron Devices, Inc., a Delaware corporation (f/k/a L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, Inc.)
Wescam USA, Inc. (f/k/a L-3 Communications EO/IR, Inc.), a Florida corporation
L3 ESSCO, Inc. (f/k/a L-3 Communications ESSCO, Inc.), a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability corporation
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L3 Foreign Holdings, Inc., a Delaware corporation (f/k/a L-3 COMMUNICATIONS FOREIGN HOLDINGS, Inc.)
L-3 Communications Investments Inc., a Delaware corporation
L3 MariPro, Inc. (f/k/a L-3 Communications MariPro, Inc.), a California corporation
L3 Mobile-Vision, Inc. (f/k/a L-3 Communications Mobile-Vision, Inc.). a New Jersey corporation
L3 Security & Detection Systems, Inc. (f/k/a L-3 Communications Security And Detection Systems, Inc.), a Delaware corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company
L3 Westwood Corporation (f/k/a L-3 Communications Westwood Corporation), a Nevada corporation
L-3 Domestic Holdings, Inc., a Delaware corporation
L3 Fuzing and Ordnance Systems, Inc. (f/k/a L-3 Fuzing And Ordnance Systems, Inc.), a Delaware corporation
L3 Unidyne, Inc. (f/k/a L-3 Unidyne, Inc.), a Delaware corporation
L3 Unmanned Systems, Inc. (f/k/a L-3 Unmanned Systems, Inc.), a Texas corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
L-3 Afghanistan, LLC, a Delaware limited liability company
L-3 Army Sustainment LLC, a Delaware limited liability company
L-3 Centaur LLC, a Delaware limited liability company
L-3 CTC Aviation Leasing (US) Inc., a Delaware corporation
L-3 CTC Aviation Training (US) Inc., a Delaware corporation
L-3 Investments, LLC, a Delaware limited liability company
L-3 Communications Integrated Systems L.P., a Deleware limited partnership
Mustang Technology Group, L.P., a Texas limited partnership

SCHEDULE II

NEW DELAWARE GUARANTORS

Flight Training Acquisitions LLC, a Delaware limited liability company
L3 Adaptive Methods, Inc., a Delaware corporation
L3 Open Water Power, Inc. a Delaware corporation

SCHEDULE III

NEW NON-DELAWARE GUARANTORS

Aerosim Academy, Inc., a Florida corporation
Aerosim Technologies, Inc., a Minnesota corporation
ForceX, Inc., a Tennessee corporation
L3 Kigre, Inc., an Ohio corporation
L3 Doss Aviation, Inc., a Texas corporation
L3 OceanServer, Inc., a Massachusetts corporation